REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Shareholders
and Board of Directors of
Realty Funds, Inc.


In planning and performing our audits
of the financial statements of Realty
Funds, Inc. the Company consisting of
Adelante Shares RE Classics Exchange-Traded Fund,
Adelante Shares RE Growth Exchange-Traded Fund,
Adelante Shares RE Kings Exchange-Traded Fund,
Adelante Shares RE Shelter Exchange-Traded Fund,
Adelante Shares RE Value Exchange-Traded Fund,
Adelante Shares RE Yield Plus Exchange-Traded
Fund and Adelante Shares RE Composite
Exchange-Traded Fund each a Fund,
as of July 31, 2008 and for the
period September 28, 2007 commencement of operations through July 31, 2008, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we
considered their internal control over
financial reporting, including control
activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Company is
responsible for establishing and
maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles GAAP.
A companys internal control over
financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company
2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation
of effectiveness to future periods
are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility
that a material misstatement of the Companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Companys internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material
weaknesses under standards established
by the Public Company Accounting
Oversight Board United States.
However, we noted no deficiencies
in the Companys internal control over financial reporting and its operations, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of July 31, 2008.

This report is intended solely for the
information and use of management and
the Board of Directors of the Company
and the Securities and Exchange
Commission and is not intended
to be and should not be used by anyone
other than these specified parties.


/s/ Eisner LLP


New York, New York
September 15, 2008